Web.com Group, Inc. 12808 Gran Bay Parkway West Jacksonville, FL 32258 T: (904) 680-6600 F: (904) 880-0350 NASDAQ: WEB

Web.com Reports Second Quarter 2018 Financial Results

•	Strong financial and operating performance driving revenue and profitability that exceeded expectations

JACKSONVILLE, Fla. - July 31, 2018 - Web.com Group, Inc. (NASDAQ: WEB), a leading global provider of a full range of Internet services and online marketing solutions for small businesses, today announced results for the second quarter ended June 30, 2018.

"Web.com reported second quarter financial results that exceeded our revenue and profitability guidance as we continue to execute against our 2018 objectives. In terms of our capital structure, as previously discussed, we intend to payoff the outstanding balance of our senior convertible notes in August using a combination of cash on hand and the currently undrawn revolving credit facility," said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, "We continue to work towards finalizing the previously announced transaction for Web.com to be acquired, which is expected to close in the fourth quarter of this year. The 'go-shop' period remains in effect until August 5, 2018."

Summary of Second Quarter 2018 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $186.7 million for the second quarter of 2018, compared to $186.7 million for the second quarter of 2017. Non-GAAP revenue was $187.8 million for the second quarter of 2018, compared to $188.1 million in the comparable prior year period. Results were above the high end of both GAAP and non-GAAP revenue guidance of $181.0 to $184.0 million and $182.0 to $185.0 million, respectively.

•
GAAP operating income was $18.2 million for the second quarter of 2018, representing a 10% GAAP operating margin, compared to $23.0 million, representing a 12% GAAP operating margin, for the second quarter of 2017. Non-GAAP operating income was $41.5 million for the second quarter of 2018, representing a 22% non-GAAP operating margin, compared to $42.9 million for the second quarter of 2017, representing a 23% non-GAAP operating margin.

•
GAAP net income was $6.2 million, or $0.13 per diluted share, for the second quarter of 2018, representing a 3% GAAP net income margin. GAAP net income was $8.0 million, or $0.16 per diluted share, for the second quarter of 2017, representing a 4% GAAP net income margin.

•	Adjusted EBITDA was $47.0 million for the second quarter of 2018, representing an adjusted EBITDA margin of 25%, surpassing the high end of the Company's adjusted EBITDA guidance of $44.0 to $46.0 million. The Company had adjusted EBITDA of $48.2 million for the second quarter of 2017, representing a 26% adjusted EBITDA margin.

•	The Company generated cash from operations of $31.3 million for the second quarter of 2018, compared to $43.8 million of cash flow from operations for the second quarter of 2017.

Second Quarter Operating Highlights:

•	Web.com's total net subscribers were approximately 3,280,000 at the end of the second quarter of 2018, declining approximately 69,000 from the end of the first quarter of 2018.

•
Web.com's average revenue per user (ARPU) was $18.70 for the second quarter of 2018 compared to $17.72 for the second quarter of 2017. ARPU increased sequentially during the second quarter of 2018 from $18.34 during the first quarter of 2018.

•	Web.com's trailing twelve month customer retention rate was 86.1% for the second quarter of 2018.

In light of the pending transaction, Web.com will not hold a conference call to discuss second quarter results, publish supplemental earnings materials, or provide guidance. The Company's previously issued guidance should no longer be relied upon.

About Web.com
Since 1997, Web.com (Nasdaq: WEB) has been the marketing partner for businesses wanting to connect with more customers and grow. We listen, then apply our expertise to deliver solutions that owners need to market and manage their businesses, from building brands online to reaching more customers or growing relationships with existing customers. For some, this means a fast, reliable, attractive website; for others, it means customized marketing plans that deliver local leads; and for others, it means customer-scheduling or customer-relationship marketing (CRM) tools that help businesses run more efficiently. Owners from big to small can focus on running the companies they know while we handle the marketing they need. To learn how this global company collaborates with customers and employees to achieve their potential, explore www.web.com or follow on Twitter at @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the Company, in ways that management views or uses to assess the performance of the Company. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustments to amortized deferred revenue because management believes that excluding such measure helps management and investors better understand the Company's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, asset impairment, stock-based compensation charges, restructuring expenses, corporate development expenses and fair value adjustments to deferred revenue and deferred expense because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation and amortization expense, loss on sale of assets, loss on extinguishment of debt, asset impairment, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Cost of Revenue (excluding depreciation and amortization). Web.com excludes from non-GAAP cost of revenue (excluding depreciation and amortization) the fair value adjustments to deferred expense and stock based compensation charges because management believes that adjusting for such measures helps management and investors better understand the company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in the Company's financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Fair value adjustments to deferred revenue and deferred expense. Web.com has recorded fair value adjustments to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustments to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

•
Monthly average revenue per user, or ARPU. ARPU is a metric the Company measures on a quarterly basis. The Company defines ARPU as quarterly non-GAAP subscription revenue divided by the average of the number of subscribers at the beginning of the quarter and the number of subscribers at the end of the quarter, divided by three months. The Company excludes from subscription revenue the impact of the fair value adjustments to deferred revenue resulting from acquisition-related write downs.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, the statements regarding finalizing in the 4th quarter our pending acquisition by Siris Capital Group and the Company's intention to payoff its senior convertible notes, are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Risks and uncertainties relating to the Company’s previously announced transaction include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the parties to the merger agreement related to the merger agreement or the underlying transaction. The foregoing list of factors is not exhaustive. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Additional Information and Where to Find It.

In connection with the proposed transaction, Web.com will be filing with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF WEB.COM ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEB.COM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that Web.com files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Web.com will be available free of charge on Web.com’s website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

Participants in the Solicitation

Web.com and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Web.com in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Web.com’s directors and executive officers is also included in Web.com’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2018. These documents are available free of charge as described above.

No Offer or Solicitation

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Brian Wright
904-371-6856
Brian.Wright@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Revenue	$186,690	$186,731	$373,431	$371,850

Cost of Revenue and Operating Expenses:
Cost of revenue (excluding depreciation and amortization)	61,304	58,527	124,018	116,450
Sales and marketing	47,643	49,230	99,223	100,141
Technology and development	17,157	17,323	37,158	34,324
General and administrative	24,741	21,252	41,345	41,108
Restructuring expense	—	—	2,703	312
Asset impairment	193	—	286	143
Depreciation and amortization	17,475	17,401	34,989	35,834
Total cost of revenue and operating expenses	168,513	163,733	339,722	328,312
Income from operations	18,177	22,998	33,709	43,538

Interest expense, net	(8,334)	(8,146)	(17,094)	(16,036)
Loss from debt extinguishment	(497)	—	(497)	—
Net income before income taxes	9,346	14,852	16,118	27,502
Income tax expense	(3,134)	(6,806)	(5,328)	(12,940)
Net income	$6,212	$8,046	$10,790	$14,562

Other comprehensive income:
Foreign currency translation adjustments	(1,951)	(624)	(2,016)	(25)
Unrealized gain on investments, net of tax	—	—	—	1
Total comprehensive income	$4,261	$7,422	$8,774	$14,538

Basic earnings per share:
Net income per basic common share	$0.13	$0.16	$0.23	$0.30
Diluted earnings per share:
Net income per diluted common share	$0.13	$0.16	$0.22	$0.29

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2018	December 31, 2017
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$29,932	$11,976
Accounts receivable, net of allowance of $2,440 and $1,454, respectively	25,100	25,424
Prepaid expenses	15,726	10,220
Deferred expenses	65,716	63,267
Other current assets	5,425	3,054
Total current assets	141,899	113,941

Property and equipment, net	53,941	57,188
Deferred expenses	48,954	46,316
Goodwill	882,294	885,662
Intangible assets, net	346,716	371,571
Other assets	26,637	21,565
Total assets	$1,500,441	$1,496,243

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,081	$23,357
Accrued expenses	11,914	15,957
Accrued compensation and benefits	11,962	15,560
Deferred revenue	241,151	233,574
Current portion of debt	4,946	16,612
Deferred consideration	561	22,466
Other liabilities	10,092	6,321
Total current liabilities	298,707	333,847

Deferred revenue	186,200	185,886
Long-term debt	638,101	630,358
Deferred tax liabilities	55,918	51,042
Other long-term liabilities	19,755	20,474
Total liabilities	1,198,681	1,221,607
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,006,762 and 48,845,352 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	50	49
Additional paid-in capital	586,879	585,179
Treasury stock at cost, 3,731,243 and 4,305,221 shares at June 30, 2018 and December 31, 2017, respectively	(97,737)	(111,093)
Accumulated other comprehensive loss	(6,519)	(4,503)
Accumulated deficit (1)	(180,913)	(194,996)
Total stockholders' equity	301,760	274,636
Total liabilities and stockholders' equity	$1,500,441	$1,496,243
(1) The Company adopted Accounting Standards Update ("ASU") 2014-09 on January 1, 2018 using the modified retrospective transition method and recorded a $3.3 million adjustment for previously unrecognized costs to acquire contracts in opening accumulated deficit on January 1, 2018.

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$6,212	$8,046	$10,790	$14,562
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from debt extinguishment	497	—	497	—
Depreciation and amortization	17,475	17,401	34,989	35,834
Stock based compensation	5,681	6,102	11,455	11,659
Deferred income taxes	2,462	5,502	4,175	11,176
Amortization of debt issuance costs and other	3,592	3,702	7,362	7,399
Loss on sale of assets	4	—	16	—
Asset impairment	193	—	286	143
Changes in operating assets and liabilities:
Accounts receivable, net	1,547	(1,999)	(193)	986
Prepaid expenses and other assets	(1,926)	1,652	(9,934)	(5,216)
Deferred expenses	(234)	159	(998)	(1,535)
Accounts payable	(2,526)	5,987	(4,098)	(169)
Accrued expenses and other liabilities	(655)	(2,236)	(1,493)	347
Accrued compensation and benefits	(1,182)	1,614	(3,476)	(3,672)
Deferred revenue	163	(2,152)	9,090	5,452
Net cash provided by operating activities	31,303	43,778	58,468	76,966

Cash flows from investing activities
Business acquisitions, net of cash acquired	—	—	(18)	(8,587)
Capital expenditures	(4,116)	(5,394)	(9,131)	(10,573)
Net cash used in investing activities	(4,116)	(5,394)	(9,149)	(19,160)

Cash flows from financing activities
Stock issuance costs	(4)	(1)	(5)	(4)
Common stock repurchased	(573)	(199)	(4,206)	(3,559)
Payments of long-term debt	(115,025)	(25,516)	(115,025)	(27,954)
Payments of revolving credit facility	(10,000)	(56,313)	(24,000)	(56,313)
Proceeds from exercise of stock options	6,568	4,563	7,798	8,979
Deferred consideration payment	—	—	(22,000)	(18,933)
Proceeds from borrowings on long-term debt	115,291	50,000	115,291	50,000
Proceeds from borrowings on revolving credit facility	—	—	14,000	7,000
Debt issuance costs	(3,015)	(1,927)	(3,015)	(1,927)
Common stock purchases under stock repurchase plan	—	—	—	(2,081)
Net cash used in financing activities	(6,758)	(29,393)	(31,162)	(44,792)

Effect of exchange rate changes on cash	(157)	(10)	(200)	(12)

Net increase in cash and cash equivalents	20,272	8,981	17,957	13,002
Cash, cash equivalents, and restricted cash, beginning of period	14,571	29,794	16,886	25,773
Cash, cash equivalents, and restricted cash, end of period	$34,843	$38,775	$34,843	$38,775

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Supplemental cash flow information
Interest paid	$4,181	$3,851	$9,821	$8,812
Income taxes paid, net	$1,337	$1,212	$1,724	$1,573

In fiscal 2017, we adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash and cash equivalents. Prior year amounts have been restated to reflect the adoption which increased the beginning and end of period cash, cash equivalents and restricted cash at December 31, 2016 and June 30, 2017, respectively by approximately $5.3 million each from the previously as filed amounts.

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$186,690	$186,731	$373,431	$371,850
Fair value adjustments to deferred revenue	1,153	1,328	2,248	3,038
Non-GAAP revenue	$187,843	$188,059	$375,679	$374,888

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$18,177	$22,998	$33,709	$43,538
Amortization of intangibles	11,946	12,085	24,191	24,964
Loss on sale of assets	4	—	16	—
Asset impairment	193	—	286	143
Stock based compensation	5,681	6,102	11,455	11,659
Restructuring expense	—	—	2,703	312
Corporate development	4,329	340	4,396	767
Fair value adjustments to deferred revenue	1,153	1,328	2,248	3,038
Fair value adjustments to deferred expense	23	46	50	104
Non-GAAP Operating Income	$41,506	$42,899	$79,054	$84,525

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	10%	12%	9%	12%
Amortization of intangibles	6	6	6	7
Loss on sale of assets	—	—	—	—
Asset impairment	—	—	—	—
Stock based compensation	3	3	3	3
Restructuring expense	—	—	1	—
Corporate development	2	1	1	—
Fair value adjustments to deferred revenue	1	1	1	1
Fair value adjustments to deferred expense	—	—	—	—
Non-GAAP operating margin	22%	23%	21%	23%

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Reconciliation of GAAP net income to adjusted EBITDA
GAAP net income	$6,212	$8,046	$10,790	$14,562
Depreciation & Amortization	17,475	17,401	34,989	35,834
Loss on sale of assets	4	—	16	—
Loss from debt extinguishment	497	—	497	—
Asset impairment	193	—	286	143
Stock based compensation	5,681	6,102	11,455	11,659
Restructuring expense	—	—	2,703	312
Corporate development	4,329	340	4,396	767
Fair value adjustments to deferred revenue	1,153	1,328	2,248	3,038
Fair value adjustments to deferred expense	23	46	50	104
Interest expense, net	8,334	8,146	17,094	16,036
Income tax expense	3,134	6,806	5,328	12,940
Adjusted EBITDA	$47,035	$48,215	$89,852	$95,395

Reconciliation of GAAP net income margin to adjusted EBITDA margin
GAAP net income margin	3%	4%	3%	4%
Depreciation & Amortization	9	8	9	10
Loss on sale of assets	—	—	—	—
Loss from debt extinguishment	—	—	—	—
Asset impairment	—	—	—	—
Stock based compensation	3	3	3	3
Restructuring expense	—	—	1	—
Corporate development	2	1	1	—
Fair value adjustments to deferred revenue	1	1	1	1
Fair value adjustments to deferred expense	—	—	—	—
Interest expense, net	5	5	5	4
Income tax expense	2	4	1	3
Adjusted EBITDA margin	25%	26%	24%	25%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$31,303	$43,778	$58,468	$76,966
Capital expenditures	(4,116)	(5,394)	(9,131)	(10,573)
Free cash flow	$27,187	$38,384	$49,337	$66,393

Net cash used in investing activities	$(4,116)	$(5,394)	$(9,149)	$(19,160)
Net cash used in financing activities	$(6,758)	$(29,393)	$(31,162)	$(44,792)

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2018		2017	2018	2017
Reconciliation of GAAP cost of revenue (excluding depreciation and amortization) to non-GAAP cost of revenue (excluding depreciation and amortization)
Cost of revenue (excluding depreciation and amortization)	$61,304		$58,527	$124,018	$116,450
Less: Fair value adjustments to deferred expenses	(23)		(46)	(50)	(104)
Less: Stock based compensation	(240)		(281)	(500)	(550)
Non-GAAP cost of revenue (excluding depreciation and amortization)	$61,041		$58,200	$123,468	$115,796

Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU	Three months ended June 30, 2018		Three months ended June 30, 2017	Three months ended March 31, 2018
GAAP revenue	$186,690		$186,731	$186,741
Fair value adjustments to deferred revenue	1,153		1,328	1,095
Non-GAAP revenue	$187,843		$188,059	$187,836
Professional services and other revenue	(1,933)		(2,220)	(1,845)
Non-GAAP subscription revenue used in ARPU	$185,910		$185,839	$185,991
Average subscribers (in thousands)	3,314		3,497	3,380
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$18.70		$17.72	$18.34

Reconciliation of GAAP revenue to non-GAAP revenue	Guidance for three months ended June 30, 2018 as of May 3, 2018
GAAP revenue	$181,000	-	$184,000
Fair value adjustments to deferred revenue	1,000		1,000
Non-GAAP revenue	$182,000	-	$185,000

Note that the Company has not reconciled Adjusted EBITDA guidance to GAAP net income because it does not provide guidance on GAAP net income or the reconciling items between Adjusted EBITDA and net income as a result of the substantial uncertainty regarding, and the potential substantial variability of, these items. The actual amount of net income and such responding reconciling items will have a significant effect on Adjusted EBITDA. Accordingly a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Web.com Group, Inc.
Supplemental Information
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Stock based compensation
Cost of revenue	$240	$281	$500	$550
Sales and marketing	1,533	1,261	3,040	2,631
Technology and development	1,027	1,032	2,161	2,032
General and administrative	2,881	3,528	5,754	6,446
Total	$5,681	$6,102	$11,455	$11,659

Revenue
Subscription	$184,757	$184,511	$369,653	$367,859
Professional services and other	1,933	2,220	3,778	3,991
Total	$186,690	$186,731	$373,431	$371,850

Other Information
Non-GAAP operating income	$41,506	$42,899	$79,054	$84,525
GAAP interest expense, net	$8,334	$8,146	$17,094	$16,036
Amortization of debt issuance costs and other	$3,592	$3,702	$7,362	$7,399
Income taxes paid, net	$1,337	$1,212	$1,724	$1,573
GAAP diluted weighted average common shares	49,236	51,186	49,275	51,067